UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2011
VWR FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 386-1700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
As previously announced, on Thursday, November 10, 2011, at 9:00 AM (Eastern Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter ended September 30, 2011. A copy of the press release issued by the Company on November 7, 2011, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission on November 7, 2011.
Management’s presentation will contain a discussion of certain financial measures which are not in conformity with generally accepted accounting principles in the United States of America (“GAAP”), as described below.
Adjusted EBITDA
Management’s presentation will include a discussion of earnings before interest, taxes, depreciation and amortization, as adjusted for certain items described below (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles this non-GAAP measure to net income (loss) for the three and nine months ended September 30, 2011 and 2010. Net income (loss) is the most comparable GAAP measure of our operating results presented in the Company’s condensed consolidated financial statements.
Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity. Our calculation of Adjusted EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments, and includes certain other adjustments described below. Adjusted EBITDA is a key financial metric used by the Company’s investors and management to evaluate and measure the Company’s operating performance.
Reconciliation of Reported Net Income (Loss) to Adjusted EBITDA
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss) (GAAP)	$54.6	$(85.6)	$19.4	$(6.3)
Income tax provision (benefit)	11.4	(35.6)	12.8	13.4
Interest expense, net	50.9	53.3	150.3	156.3
Depreciation and amortization	30.2	30.0	89.8	87.4
Impairment of goodwill and intangible assets	3.3	48.1	3.3	48.1
Net unrealized translation (gain) loss	(52.9)	81.3	11.3	(47.3)
Share-based compensation expense	0.2	0.8	2.0	2.5
Charges associated with cost reduction initiatives	5.8	—	5.8	3.0
Acquisition related costs	0.7	—	1.5	—

Adjusted EBITDA (Non-GAAP)	$104.2	$92.3	$296.2	$257.1

As reflected in the reconciliation above, the Company recorded certain significant income and expenses during the three and nine months ended September 30, 2011 and 2010:
•
During the third quarter of 2011, we recognized a non-cash impairment charge of $3.3 million relating to an impairment of certain intangible assets in our Science Education reporting unit. During the third quarter of 2010, we recognized non-cash impairment charges of $48.1 million relating to impairments of goodwill and certain intangible assets in our Science Education reporting unit. The impairment charges were caused by continuing negative macroeconomic and industry-specific factors, in particular the continued reduction in spending by schools in response to the prolonged negative economic conditions and the resultant uncertainty in state and local sources of funding.

•
We have a significant amount of foreign-denominated debt on our U.S. dollar-denominated balance sheet. As a result, the Company’s operating results are exposed to foreign currency translation risk with respect to this indebtedness, principally with respect to the Euro. The Company’s results for the nine months ended September 30, 2011, and three months ended September 30, 2010, include net unrealized translation losses substantially related to the strengthening of the Euro against the U.S. dollar. The Company’s results for the three months ended September 30, 2011, and nine months ended September 30, 2010, include net unrealized translation gains substantially related to the weakening of the Euro against the U.S. dollar.

•
During the three and nine months ended September 30, 2011 and 2010, the Company recorded non-cash charges for share-based compensation. During the three and nine months ended September 30, 2011, the Company recorded charges primarily for organizational changes and cost control measures to enhance sales effectiveness. During the nine months ended September 30, 2010, the Company recorded charges for North American Lab cost reduction initiatives.

•	During the three months and nine months ended September 30, 2011, we recorded certain acquisition-related charges relating to the sale of inventories revalued at the date of their acquisition.
Net Debt
Management’s presentation also will include a discussion of net indebtedness (“Net Debt”). Net Debt is a non-GAAP financial measure. The table presented below reconciles this non-GAAP measure to total debt. Total debt is the most comparable GAAP measure presented in the Company’s consolidated financial statements.
Net Debt should not be considered as an alternative to total debt or any other GAAP measure of indebtedness or financial condition. Our calculation of Net Debt reduces our total debt by the amount of cash and cash equivalents on hand as well as by our compensating cash balance. As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, we account for our global cash pooling arrangement on a gross basis. Consequently, our total debt balance as of each period end includes aggregated bank overdraft positions for subsidiaries participating in our global cash pooling arrangement. Net Debt is an important financial metric used by the Company’s creditors, investors and management to evaluate and measure the Company’s financial condition.
Reconciliation of Total Debt to Net Debt
(in millions)

	September 30,	June 30,	December 31,
	2011	2011	2010
Total debt (GAAP)	$2,980.6	$2,947.2	$2,757.7
Less:
Cash and cash equivalents	(109.3)	(154.6)	(142.1)
Compensating cash balance	(207.0)	(135.7)	(85.4)

Net Debt (Non-GAAP)	$2,664.3	$2,656.9	$2,530.2

Net Leverage
Management’s presentation also will include a discussion of the ratio of Net Debt to Adjusted EBITDA for the latest twelve month period, to be referred to as the Company’s “Net Leverage” as of a point in time. This financial ratio is not itself a non-GAAP measurement but it consists of the non-GAAP measures described and reconciled above. The table below provides the calculation of Net Leverage that will be discussed during management’s presentation.

	September 30,		June 30,		December 31,
	2011		2011		2010
Net Debt	$2,664.3		$2,656.9		$2,530.2
LTM Adjusted EBITDA	$397.3		$385.4		$358.2
Net Leverage	6.7	X	6.9	X	7.1	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.
Date: November 9, 2011	By:	/s/ Theresa A. Balog
		Name:	Theresa A. Balog
		Title:	Vice President and Corporate Controller